Exhibit 99.1

Newtek Forecasts 2018 Annual Cash Dividend of $1.69 per Share; a 3.0% Increase over the 2017 Annual Dividend

Lake Success, N.Y. - November 20, 2017 - Newtek Business Services Corp. (“Newtek” or the “Company”) (NASDAQ: NEWT), an internally managed business development company ("BDC"), today announced that it forecasts paying an annual cash dividend of $1.691 per share in 2018, a 3.0% increase over the 2017 annual dividend of $1.64 per share.

Barry Sloane, Chairman, President and Chief Executive Officer said, “We look forward to the release of our annual dividend forecast each year, a guidance metric that sets us apart in the BDC sector, providing a full year’s outlook on our financial expectations to the investment community. For the past three years as a BDC, our annual dividend payout has exceeded our initial annual dividend forecast. The 2018 annual dividend forecast of $1.69 per share contemplates additional equity raises required for growth, and does not assume a change in the BDC regulatory environment that would increase the leverage ratio from 1:1 to 2:1.”

Mr. Sloane continued, “We recently accomplished two significant milestones in the Company’s history. On November 11, 2017, we marked our third anniversary as a publicly traded BDC. In addition, as of September 30, 2017, we had over a half a billion dollars in total assets on our balance sheet. Our growth and performance has been maintained by a dedicated group of executives and associates that have diligently implemented the Company’s mission and strategic direction. While multiple BDCs in the market have cut their dividends or are having difficulty maintaining their dividends, we have executed our unique business model according to plan, which has allowed us to grow our dividend on an annual basis and build a company not based on quarterly movements, but rather on successful long term-annual and multi-year trends. We look forward to reporting our fourth quarter 2017 financial results and giving the market additional information about our unique business plan and its relevance in the market.”

Note regarding Dividend Payments: The Company's Board of Directors expects to maintain a dividend policy with the objective of making quarterly distributions in an amount that approximates 90 - 100% of the Company's annual taxable income. The determination of the tax attributes of the Company's distributions is made annually as of the end of the Company's fiscal year based upon its taxable income for the full year and distributions paid for the full year.

(1)	Amount and timing of dividends, if any, remain subject to the discretion of the Company’s Board of Directors.

About Newtek Business Services Corp.

Newtek Business Services Corp., Your Business Solutions Company®, is an internally managed BDC, which along with its controlled portfolio companies, provides a wide range of business services and financial products under the Newtek® brand to the small- and medium-sized business (“SMB”) market. Since 1999, Newtek has provided state-of-the-art, cost-efficient products and services and efficient business strategies to SMB accounts across all 50 states to help them grow their sales, control their expenses and reduce their risk.

Newtek’s and its portfolio companies’ products and services include: Business Lending, SBA Lending Solutions, Electronic Payment Processing, Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting), eCommerce, Accounts Receivable Financing & Inventory Financing, The Secure Gateway, The Newtek Advantage™, Commercial and Personal Lines Insurance Solutions, Web Services, and Payroll and Benefits Solutions.

Newtek® and Your Business Solutions Company® are registered trademarks of Newtek Business Services Corp.
Note Regarding Forward Looking Statements
This press release contains certain forward-looking statements. Words such as “believes,” “intends,” “expects,” “projects,” “anticipates,” “forecasts,” “goal” and “future” or similar expressions are intended to identify forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions, which could cause Newtek’s actual results to differ from management’s current expectations, are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov/. Newtek cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

SOURCE: Newtek Business Services Corp.

Investor Relations & Public Relations
Contact: Jayne Cavuoto
Telephone: (212) 273-8179 / jcavuoto@newtekone.com